  EXHIBIT 99.3

INFORMATION SYSTEMS ASSOCIATES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
March 31, 2015
	Information Systems Associates, Inc. and Subsidiary	Duos Technologies, Inc.
	March 31,	March 31,		Pro Forma Adjustments			Pro Forma
	2015	2015		Dr		Cr.	Balances
ASSETS	(Unaudited)	(Unaudited)					(Unaudited)

CURRENT ASSETS:
Cash	$1,346	$250		$—		$—	$1,596
Accounts receivable, net	—	898,673		—		—	898,673
Cost and estimated earnings in excess of billings on uncompleted contracts	—	292,926		—			292,926
Prepaid expenses and other current assets	—	159,875		—		—	159,875

Total Current Assets	1,346	1,351,724		—		—	1,353,070

Property and equipment, net	—	35,674		—		—	35,674
Goodwill	—	—	(1)	1,163,816		—	1,163,816
Intangible assets, net	—	52,606	(1)	415,000		—	467,606

Total Assets	$1,346	$1,440,004		$1,578,816		$—	$3,020,166

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Bank overdraft	$—	$13,534		$—		$—	13,534

Commercial insurance/office equipment financing	—	104,148		—		—	104,148
Notes payable-related party	310,130	193,500		—		—	503,630
Notes payable-stockholder	50,000	—		—		—	50,000
Notes payable (Convertible OID), net of discounts and premium - related parties	119,108	—					119,108
Notes payable - (OID) net of discounts, stockholder	157,688	—		—		—	157,688
Notes payable (Third party), net of discounts	71,248	—		—		—	71,248
Line of credit	40,251	—		—		—	40,251
Accounts payable	216,460	870,527		—		—	1,086,987
Accounts payable - related party	—	43,853		—		—	43,853
Accrued payroll	184,263	—		—		—	184,263
Payroll taxes payable	—	565,661		—		—	565,661
Accrued expenses	35,276	741,644		—		—	776,920
Billings in excess of costs and estimated earnings on uncompleted contracts	—	867,825					867,825
Deferred revenue	1,809	608,856		—		—	610,665
Contingent lawsuit payable	—	1,411,650		—		—	1,411,650

Total Current Liabilities	1,186,233	5,421,198		—		—	6,607,431

Total Liabilities	1,186,233	5,421,198		—		—	6,607,431

STOCKHOLDERS' DEFICIT:
Common stock: $0.001 par value; 500,000,000 shares authorized 1,246,870 and 60,000,000 shares issued and outstanding at 1,246,870 and 60,000,000 shares issued and outstanding at March 31, 2015 and March 31, 2015, respectively	1,247	60,000				—	61,247
Paid-in capital	5,435,475	15,336,456	(2)	6,621,609	(1)	1,578,816	15,729,138
Accumulated deficit	(6,621,609)	(19,377,650)		—	(2)	6,621,609	(19,377,650)

Total Stockholders' Deficit	(1,184,887)	(3,981,194)		6,621,609		8,200,425	(3,587,265)

Total Liabilities and Stockholders' Deficit	$1,346	$1,440,004		$6,621,609		$8,200,425	$3,020,166

 See accompanying notes to unaudited pro forma combined financial statements.

(1)

INFORMATION SYSTEMS ASSOCIATES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

	Information Systems Associates, Inc. and Subsidiary	Duos Technologies, Inc.
	For the Three Months	For the Three Months
	Ended March 31,	Ended March 31,		Pro Forma Adjustments		Pro Forma
	2015	2015		Dr	Cr.	Balances
	(Unaudited)	(Unaudited)				(Unaudited)

REVENUES	$5,071	$1,102,095		$—	$—	$1,107,166

COST OF REVENUES	—	396,677		—	—	396,677

GROSS PROFIT	5,071	705,418		—	—	710,489

OPERATING EXPENSES
Selling and marketing expenses	—	59,329		—	—	59,329
Salaries, wages and contract labor	60,919	675,683				736,602
Research and development	—	49,836				49,836
Professional fees	149,273	90,305				239,578
General and administrative expenses	183,838	194,797	(4)	51,875	—	430,510

Total Operating Expenses	394,030	1,069,950		51,875	—	1,515,855

LOSS FROM OPERATIONS	(388,959)	(364,532)		(51,875)	—	(805,366)

OTHER INCOME (EXPENSE):
Gain on settlement of accounts payable	—	3,200		—	—	3,200
Interest expense	(145,641)	(391,094)		—	—	(536,735)
Other	500	1		—	—	501

Total Other Income (Expense)	(145,141)	(387,893)		—	—	(533,034)

NET LOSS	$(534,100)	$(752,425)		$(51,875)	$—	$(1,338,400)

Net loss per common share:
Basic	$(1.31)	$(0.01)				$(0.02)
Diluted	$(1.31)	$(0.01)				$(0.02)

Weighted average shares outstanding:
Basic	408,915	57,738,209				58,147,124
Diluted	408,915	57,738,209				58,147,124

See accompanying notes to unaudited pro forma combined financial statements.

(2)

INFORMATION SYSTEMS ASSOCIATES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

	Information Systems Associates, Inc. and Subsidiary	Duos Technologies, Inc.
	For the Year	For the Year
	Ended December 31,	Ended December 31,		Pro Forma Adjustments		Pro Forma
	2014	2014		Dr	Cr.	Balances
						(Unaudited)

REVENUES	$401,311	$4,202,457		$—	$—	$4,603,768

COST OF REVENUES	168,293	1,527,155		—	—	1,695,448

GROSS PROFIT	233,018	2,675,302		—	—	2,908,320

OPERATING EXPENSES
Selling and marketing expenses	—	283,440		—	—	283,440
Salaries, wages and contract labor	369,093	2,619,673				2,988,766
Research and development	—	191,662				191,662
Professional fees	57,583	83,538				141,121
General and administrative expenses	236,132	1,084,683	(3)	207,500	—	1,528,315

Total Operating Expenses	662,808	4,262,996		207,500	—	5,133,304

LOSS FROM OPERATIONS	(429,790)	(1,587,694)		(207,500)	—	(2,224,984)

OTHER INCOME (EXPENSE):
Gain on settlement of accounts payable	5,200	—		—	—	5,200
Interest expense	(155,237)	(515,494)		—	—	(670,731)
Loss on note conversion	(150,274)	—		—	—	(150,274)
Loss on fixed assets disposal	(5,122)	—		—	—	(5,122)
Other	—	31		—	—	31

Total Other Income (Expense)	(305,433)	(515,463)		—	—	(820,896)

LOSS BEFORE INCOME TAXES	(735,223)	(2,103,157)		(207,500)	—	(3,045,880)

INCOME TAX	—	(3,860)				(3,860)

NET LOSS	(735,223)	(2,107,017)		(207,500)	—	(3,049,740)

PREFERRED STOCK DIVIDEND	—	(536,376)		—	—	(536,376)

NET LOSS APPLICABLE TO COMMON STOCKHOLDERS	$(735,223)	$(2,643,393)		$(207,500)	$—	$(3,586,116)

Net loss per common share:
Basic	$(1.25)	$(0.05)				$(0.06)
Diluted	$(1.25)	$(0.05)				$(0.06)

Weighted average shares outstanding:
Basic	588,730	56,611,537				57,200,267
Diluted	588,730	56,611,537				57,200,267

See accompanying notes to unaudited pro forma combined financial statements.

(3)

Pro Forma Financial Information.

The following unaudited pro forma combined balance sheet has been derived from the unaudited consolidated balance sheet of Information Systems Associates, Inc. and Subsidiary (the “Company” or “we”) at March 31, 2015, and adjusts such information to give the effect of 1) the acquisition of Duos Technologies, Inc. (“Duos”), as if it would have existed on March 31, 2015.  The unaudited combined pro forma balance sheet gives effect to the anticipated share exchange agreement between the Company and the shareholders of Duos.

The following unaudited pro forma combined statements of operations for the year ended December 31, 2014 and for the three months ended March 31, 2015 have been derived from the consolidated statement of operations of the Company and Duos.

Duos Techologies, Inc. (the Company, we, our or Duos) is a Florida corporation organized on November 30, 1990 as a subsidiary of its then parent company Enviromental Capital Holdings, Inc. (ECH). In 2002 Duos spun off from ECH and became an independent entity. The Company is headquartered in Jacksonville, Florida.

Duos is primarily engaged in the design and deployment of state-of-the-art, artificial intelligence driven intelligent technologies systems, with a focus on homeland security applications. Duos converges traditional security measures with information technologies to create “actionable intelligence.” Duos’ IP is built upon two of its core technology platforms (praesidium® and centraco™), both distributed as licensed software suites, and natively embedded within engineered turnkey systems (see detailed description of the Company’s products at its website www.duostech.com). praesidum ® is a modular suite of analytics applications which process and simultaneously analyze data streams from a virtually unlimited number of conventional sensors and/or data points. Native algorithms compare analyzed data against user-defined criteria and rules in real time and automatically report any exceptions, deviations and/or anomalies. This application suite also includes a broad range of conventional operational system components and subsystems, including an embedded feature-rich video management engine and a proprietary Alarm Management Service (“AMS”). This unique service provides continuous monitoring of all connected devices, processes, equipment and sub-systems, and automatically communicates to the front end-user interface, if and when an issue, event or performance anomalies are detected. centraco™ is a comprehensive user interface that includes the functionalities of a Physical Security Information Management (PSIM) system as well as those of an Enterprise Information System (EIS) . This multi-layered interface can be securely installed as a stand-alone application suite inside a local area network or pushed outside a wide area network using the same browser-based interface. It leverages industry standards for data security, access, and encryption as appropriate. The platform also operates as a cloud-hosted solution.

The Company’s primary clients are railroad owner/operators, petro-chemical plants, utilities and hospitals that are protentially vulnerable to attack, and in the case of the railroads, illegal ridership and border security issues.

The unaudited pro forma combined balance sheet and unaudited combined statements of operations are presented for informational purposes only and do not purport to be indicative of the combined financial condition that would have resulted if the acquisition would have existed on December 31, 2014 and March 31, 2015.

(4)

Notes to Unaudited Pro Forma Combined Financial Statements

On April 1, 2015, the Company completed a reverse triangular merger, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) among the Company, Duos, and Duos Acquisition Corporation, a Florida corporation and wholly owned subsidiary of the Company (“Merger Sub”). Under the terms of the Merger Agreement, Merger Sub merged with and into Duos, with Duos remaining as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”). The Merger was effective as of April 1, 2015, upon the filing of a copy of the Merger Agreement and articles of merger with the Secretary of State of the State of Florida (the “Effective Time”). As part of the merger agreement, the Company confirmed to Duos executives that its stockholders would receive 60,000,000 common shares of the Company. The Company intends to carry on Duos’ business as a line of business following the Merger. The Company also intends to continue its existing operations through its existing wholly owned subsidiary, TrueVue 360, Inc. Duos made the decision to become a public company to give it broader access to the public financial markets to support its growth goals.  The objective was to streamline the merger process by finding a clean, operating entity with no “toxic” debt and that was not and had never been a shell company, which Duos believes it has achieved with the merger with ISA.

The merger is being accounted for as a reverse merger using the acquisition method under ASC 805-40 with the Company deemed to be the acquired company for accounting purposes.  This determination is based on Duos shareholders obtaining an approximate 98% voting control as well as management and Board control of the combined entity. Accordingly, the assets and liabilities and historical operations that are reflected in the consolidated financial statements after the merger are those of Duos stated at historical cost and the assets and liabilities of the Company were recorded at their fair values at the merger date. The results of operations of the Company are only consolidated with the results of operations starting on the merger date. An analysis of Duos Technologies established a total enterprise valuation of $19,350,000 using a relative values approach. At the time of the merger, it was estimated that the Company’s shareholders would own approximately 2% of the outstanding stock after issuance of 60,000,000 shares to Duos shareholders.  This resulted in a purchase price of $393,929. The difference between the recorded historical value of assets acquired and liabilities assumed totaling $1,578,816 was allocated $165,000 for tradename and technology and a further $250,000 for existing customer relationships both of which will be amortized over 2 years.  These trade name and technology amounts are based on the value of a secured loan against the patent and software and the customer relationships is calculated based on the estimated gross margin for the next two years for certain customer relationships.  The remaining $1,163,816 is allocated to Goodwill which is the expected synergies that will benefit the combined entity. Goodwill is not expected to be deductible for income tax purposes.

We have derived the Company’s historical financial data at March 31, 2015 and for the three months ended March 31, 2015 from its unaudited financial statements contained on Form 10-Q as filed with the Securities and Exchange Commission and for the year ended December 31, 2014 from its audited financial statements contained on Form 10-K as filed with the Securities and Exchange Commission.

We have derived Duos historical consolidated financial statements as of March 31, 2015 and the three months ended March 31, 2015 and for the year ended December 31, 2014 from Duos financial statements contained elsewhere in this Form 8-K. Effective April 1, 2015, all outstanding common shares of the Company were exchanged for a total 60,000,000 common shares of Information Systems Associates, Inc. as a result of the merger. All share and per share data in the accompanying Duos financial statements and footnotes have been retroactively reflected for the exchange.

The unaudited combined pro forma balance sheet at March 31, 2015 gives effect to 1) reflect acquired intangible assets and 2) the reclassification of accumulated deficit to paid-in capital as if the merger occurred on March 31, 2015 and includes the following pro forma adjustments.

At March 31, 2015	Debit	Credit

1) To record acquisition of intangible assets in merger
Goodwill	1,163,818
Intangible assets	415,000
Paid-in capital		1,578,816

2) To reclassify accumulated deficit to paid-in capital
Paid-in Capital	6,621,609
Accumulated deficit		6,621,609

The unaudited combined pro forma statements of operations gives effect to the amortization of acquired intangible assets as if the transaction had occurred at the beginning of the period and includes the following pro forma adjustments.

For the Year Ended December 31, 2014	Debit	Credit

3) To reflect amortization of acquired intangible assets over a one year period

General and administrative expenses – amortization of intangible assets	207,500
Accumulated amortization		207,500

For the Three Months Ended March 31, 2015

4) To reflect amortization of acquired intangible assets over three months

General and administrative expenses – amortization of intangible assets	51,875
Accumulated amortization		51,875

The information presented in the unaudited pro forma combined financial statements does not purport to represent what our financial position or results of operations would have been had the Share Exchange Agreement and related Merger and all related transactions occurred as of the dates indicated, nor is it indicative of our future combined financial position or combined results of operations for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the Share Exchange Agreement and all related transactions.

These unaudited pro forma combined financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements and related notes of us and Duos.